SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, the Board of Directors (the “Board”) of Vermillion, Inc. (the “Company”) determined that it was in the best interest of the Company to separate the role of Chairman of the Board from the role of Chief Executive Officer. To this end, Gail S. Page resigned her role as Chairman of the Board and the Board elected James S. Burns as Chairman of the Board, who has been a director of the Board since 2005. Ms. Page will continue in her role as President and Chief Executive Officer of the Company and as a member of the Board.

On September 29, 2011, the Board granted 9,495 shares of restricted stock unit (“RSU”) to Bruce Huebner for his service as a director of the Board starting on May 17, 2011. The RSUs granted to Mr. Huebner will vest on December 1, 2011.

On October 3, 2011, the Company entered into a letter agreement with Gail S. Page. Pursuant to the terms of the letter agreement, the Company will make tax gross-up payments to Ms. Page in connection with the distribution of the 85,000 RSUs granted to her on March 18, 2011. The letter agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Description.

10.1	Letter agreement between Vermillion, Inc. and Gail S. Page, dated October 3, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: October 3, 2011	By:	/s/ Sandra A. Gardiner
Sandra A. Gardiner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement between Vermillion, Inc. and Gail S. Page, dated October 3, 2011